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                                                               Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 for the 1993 Director Stock Option Plan, of our report dated February 13, 1996, except for the information in Note N, for which the date is February 28, 1996, on our audit of the consolidated financial statements of Dataware Technologies, Inc. as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-K.




                                                  Coopers & Lybrand L.L.P.

Boston, Massachusetts
May 23, 1996

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